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                                                                    EXHIBIT 10.1


                              SETTLEMENT AGREEMENT

This Settlement Agreement (the "Agreement"), dated October 20, 2005, is between and among Duane Cantrell ("Cantrell"), Mark Willoughby ("Willoughby") (sometimes referred to collectively herein as "DC/MW"), on the one hand, and Payless ShoeSource, Inc., a Delaware corporation ("Payless"), and its subsidiaries, affiliates, successors, and assigns, and its agents and representatives (collectively, with Payless, "PSS"), on the other hand (collectively, with DC/MW, the "Parties").

WHEREAS, Cantrell and Willoughby are former executives with Payless who were terminated on or about October 2004;

WHEREAS, both Cantrell and Willoughby had employment agreements with Payless, the most recent of which for Cantrell was made and entered into as of July 1, 2004 (the "Cantrell Agreement") and for Willoughby as of July 1, 2004 (the "Willoughby Agreement") (collectively, the "Employment Agreements");

WHEREAS, Cantrell and Willoughby have asserted various claims and/or potential claims relating to their employment with and/or termination of employment by Payless, including claims of age discrimination and claims that they were entitled to Supplementary Retirement Plan ("SERP"), severance and other benefits;

WHEREAS, Payless vigorously disputes and denies Cantrell and Willoughby's claims, and firmly believes that its terminations and treatment of Cantrell and Willoughby were proper and that Cantrell and Willoughby's claims are without merit;

WHEREAS, both DC/MW and Payless recognize (among other things) that litigation would be very expensive and time-consuming for the Parties, and would involve the commitment of time and resources that could be used more productively elsewhere;

WHEREAS, in an attempt to resolve their disputes, the Parties have engaged in a mediation (the "Mediation"); and

WHEREAS, the Parties have resolved their differences, in accordance with the terms set forth below;

NOW, THEREFORE, in consideration of the payments and mutual promises contained in this Agreement, the Parties hereto agree as follows:

1.(a) Payless agrees to pay DC/MW a total of Nine Hundred Fifty Thousand and 00/100 dollars ($950,000.00). Of the $950,000 total, (i)
         $290,000.00 will be allocated to attorneys' fees, and Cantrell and Willoughby will each receive 1099's for their 1/2 share of the attorneys fees, i.e., for $145,000.00 each; and (ii) the $660,000.00 balance will be divided equally between Cantrell and Willoughby, with each to receive $330,000.00, less all applicable withholdings, and Payless will provide W-2's to Cantrell and Willoughby with respect to these payments. The payments will be

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           made within twenty-one (21) days after this Agreement is fully executed, unless Cantrell or Willoughby revoke the Agreement in accordance with section 10 of this Agreement. The settlement amount is being paid in connection with alleged claims of unlawful discrimination as defined in 26 U.S.C. Section 62(e).

  (b) Except as and only to the extent specifically listed in this Agreement, the payment set forth in Paragraph 1(a) above is in full consideration and in full and complete satisfaction and settlement of all claims that Cantrell and/or Willoughby, individually, collectively, and/or with others, have and/or may have relating to, arising out of or resulting from the Employment Agreements, Cantrell and/or Willoughby's employment thereunder, Cantrell and/or Willoughby's terminations, and all claims and potential claims of Cantrell and/or Willoughby whether or not listed in Paragraph 3 below, and including all claims asserted and/or which could have been asserted in connection with the Mediation and all claims for attorneys fees leading up to this Agreement and/or in connection with the Mediation.

  (c) Payless shall continue to pay Cantrell and Willoughby their basic compensation, through the balance of their respective Contract Terms, in accordance with the terms of their respective Employment Agreements, i.e., through May 31, 2007 for Cantrell and May 31, 2006 for Willoughby. Payless shall also pay Cantrell and Willoughby any long-term award(s) to which they are entitled, if any, under the Payless Incentive Compensation Plan (the "ICP"), subject to and in accordance with the terms and conditions of such ICP and Paragraphs 1(c) and 5(d) of their respective Employment Agreements. Other than these obligations and that set forth in Paragraph 1(a) above, Payless has no other compensation obligations to Cantrell or Willoughby, under the Employment Agreements, this Agreement, or otherwise. Cantrell and Willoughby's obligations under Paragraph 5(d)(v) of their respective Employment Agreements to use their best efforts to find other employment and the provision that all basic compensation otherwise payable under Paragraph 5(d) for the remainder of the Contract Term shall be reduced to the extent of the compensation received by Cantrell or Willoughby, respectively, from their other employment is hereby waived. Nothing herein, however, shall waive Cantrell and Willoughby's obligations (including their noncompetition obligations) under Paragraphs 3 and 6 through 12 of their respective Employment Agreements, and those obligations remain in full force and effect. To make sure there is no misunderstanding, although Cantrell and Willoughby need not use their best efforts to find other employment, any such employment found must not violate the noncompetition provisions in Section 3 of their respective Employment Agreements. Provided, however, that Cantrell and Willoughby will not be precluded from approaching Payless on a case by case basis to request that the noncompetition provisions be modified.

2. Cantrell and Willoughby hereby expressly acknowledge having been advised to and given an opportunity to discuss all aspects of this Agreement with an attorney before signing it, and Cantrell and Willoughby further acknowledge that they have consulted with an attorney prior to signing this Agreement.

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 3.    Cantrell and Willoughby, and each of them, hereby fully release and forever discharge PSS and all of PSS' past parents, or present parent, subsidiaries, affiliates, successors and assigns, and all of their respective officers, directors, shareholders, employees, agents, insurers, benefit plans, representatives, and otherwise related parties (collectively the "Released Parties"), from any and all claims, actions, causes of action, demands, liabilities or obligations (including attorney's fees), whether known or unknown, discovered or undiscovered, matured or unmatured, which relate to, have arisen or may arise out of, or are in any way connected with Cantrell and/or Willoughby's employment with or termination from PSS. This total and unlimited release includes, but is not limited to, any claims based on any local, state or federal statute, or other regulations or laws (including common law), including any such claims or potential claims: (a) relating to bias, age, sex, religion, religious creed, citizenship, color, race, ancestry, national origin, veteran, familial or marital status, sexual orientation or preference, genetic predisposition or carrier status, physical or mental disability or past or present history of the same or any other form of discrimination (including, without limitation, the Age Discrimination in Employment Act of 1967, as amended (the "ADEA")), except that Cantrell and Willoughby do not waive ADEA rights or claims that may arise after the date of this Agreement, (b) relating to the Worker Adjustment and Retraining Notification Act, (c) for wrongful discharge, harassment or retaliation, (d) relating to any implied or express contract (whether oral or written), (e) for intentional or negligent infliction of emotional harm, defamation or any other tort, (f) for fraud or conversion, (g) for or based upon any invasion of privacy, estoppel, or breach of duty claim, (h) that were asserted, or could have asserted, in connection with the Mediation, including all claims that were asserted or could have been asserted under the ADEA, the Kansas Age Discrimination in Employment Act, as amended ("KADEA"), the Kansas Wage Payment Act, as amended ("KWPA"), the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Payless SERP and/or any other benefit plans, federal common law and/or Kansas common law, and (i) for costs, fees, or other expenses, including attorneys' fees and disbursements. Cantrell and Willoughby each agree not to sue or bring any action before any regulatory body or agency against any of the Released Parties with respect to any such claims, demands, liabilities or obligations. Cantrell and Willoughby each waive any right to file any charge, complaint or other action, and Cantrell or Willoughby will not seek, claim entitlement to, or accept any relief or recovery from any charge, complaint or other action before any federal, state or local administrative agency or court against the Released Parties. As part of this general release, Cantrell and Willoughby each specifically waive any and all rights or claims which either of them might have under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the ADEA, the KADEA, the KWPA, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, any and all state or local civil/human rights laws and any other similar laws, and any similar state, local or municipal statutes. Nothing herein, however, shall relieve Payless of its obligations under this Agreement.

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 4.    Cantrell and Willoughby shall treat the discussions and negotiations relating to, and the terms of, this Agreement in a confidential manner and will not disclose the same to any person (including any friend, acquaintance or current or potential business associate) other than a member of his immediate family (who must also agree to keep such information confidential), except (i) as required by law, (ii) to the limited extent necessary in DC/MW's income tax returns, (iii) to any financial planner, accountant or other agent whose knowledge thereof is necessary, and then only to the extent necessary, in order to prepare such income tax returns (and then only upon such financial planner's, accountant's or other agent's agreement to be bound by the terms of this Paragraph), (iv) to any attorney representing DC/MW concerning this Agreement, and (v) to the limited extent necessary to inform prospective employers of DC/MW's obligations under Paragraphs 3 and 6 through 12 of their respective Employment Agreements. DC/MW agree to respond to any inquiry concerning their employment termination by utilizing a statement such as: "All issues have been resolved to the mutual satisfaction of both parties."

5. This Agreement may not be amended by the parties hereto, except in a writing signed by all of the parties hereto.

6. This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the parties hereto. Kansas law shall govern the validity, effect, and interpretation of this Agreement. Any litigation arising out of or relating directly or indirectly to this Agreement, Cantrell or Willoughby's employment with PSS and/or their employment termination shall be brought and pursued exclusively in the Kansas District Court for Shawnee County, Kansas.

7. This Agreement shall be binding upon Cantrell and Willoughby and upon PSS and its successors and assigns. Cantrell and Willoughby cannot assign any of their obligations under this Agreement to anyone else.

8. The Parties further hereby agree that this Agreement shall not be construed as an admission by any party hereto of any liability whatsoever, or as an admission of any violation of the rights of any party, violation of any order, law statute, duty, or contract on the part of PSS, its employees, or agents, or related companies or their employees or agents.

9. Cantrell and Willoughby understand that each has been given more than twenty-one (21) days from October 20, 2005, to consider the meaning and effect of this Agreement, and each has elected to execute this Agreement on the date indicated below. Cantrell and Willoughby each agree that any changes, whether material or not, to this Agreement did not and do not restart the running of the twenty-one (21) day period.

10. Cantrell and Willoughby each understand that they may revoke this Agreement at any time during a period of seven (7) days following the day they execute this Agreement and said Agreement shall not become effective or enforceable until the revocation period has expired. Any revocation within this period must be submitted in writing to PSS and state: "I hereby revoke my acceptance of our Agreement." Said revocation must be personally delivered to Jay Lentz, Senior Vice President, Human Resources, or Employer's designee, or by certified mail to Payless ShoeSource, Inc., P.O. Box 1189, Topeka, Kansas 66601, and postmarked within seven (7) days of the execution of this Agreement. Any revocation by either Cantrell or Willoughby will revoke this entire Agreement.

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/s/  Mark Willoughby                                     Date:  November 3, 2005
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/s/  Duane Cantrell                                      Date:  November 3, 2005
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Payless ShoeSource, Inc.


By:  /s/  Michael J. Massey                              Date:  November 7, 2005
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